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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (on Form S-3) and related Prospectus of Communication Intelligence Corporation for the registration of 7,477,597 shares of its common stock and to the incorporation by reference therein of our report dated February 28, 1995, with respect to the consolidated financial statements and schedule of Communication Intelligence Corporation for the year ended December 31, 1994 included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Palo Alto, California
March 28, 1997